                                   EXHIBIT 3

                              AGREEMENT TO TENDER
                              -------------------

     This Agreement to Tender (the "Agreement") dated as of February 13, 1995 among Associated Holdings, Inc., a Delaware corporation ("AHI"), and the persons whose names are set forth on Schedule A hereto (individually a "Shareholder" and collectively the "Shareholders").


                                   Recitals:
                                   --------

     A. AHI and United Stationers Inc., a Delaware corporation (the "Company") are simultaneously herewith entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that AHI, upon the terms and subject to the conditions thereof, will make a cash tender offer for up to 92.5% of the outstanding shares of common stock, par value $.10 per share, of the Company (the "Shares") at a price of $15.50 per Share, pursuant to an Offer to Purchase and related Letter of Transmittal which together constitute the "Offer" included in a Tender Offer Statement on Schedule 14D-1 filed by AHI with the Securities and Exchange Commission (the "Offer Statement"), or such higher price per share pursuant to the Offer. Upon completion of the Offer, AHI will merge with the Company (the "Merger") and each then outstanding Share (other than certain Shares identified in Section 3.1(b) of the Merger Agreement) would be converted as provided in
Section 3.1(a) of the Merger Agreement (the Offer and Merger being collectively referred to as the "Transaction").

     B. As a condition to entering into the Merger Agreement, AHI has requested, and each of the Shareholders has agreed, to make certain agreements and covenants with AHI, upon the terms and subject to the conditions hereinafter set forth with respect to the respective number of Shares set forth on Schedule A hereto opposite the name of each of the Shareholders.


     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           Agreement to Tender Shares
                           --------------------------


     Section 1.1 Tender. Subject to the terms and conditions of this Agreement and of the Offer, each Shareholder agrees severally for itself only to tender to AHI pursuant to the Offer in accordance with the terms thereof ("Tender") and not withdraw except as permitted hereby all Shares held by such Shareholder.

The approximate number of Shares owned by the Shareholder are set forth on Schedule A hereto opposite the name of such Shareholder and AHI shall accept for payment and pay for all of such Shares Tendered by such Shareholder at the price of $15.50 per Share or such higher price to be paid under the terms of the Offer by means of a wire transfer to an account as specified by the Shareholder at the following time: one business following the Expiration Date (as defined in the Offer Statement) if the aggregate number of shares Tendered are less than the Maximum Number (as defined in the Offer Statement) or one business day following the announcement of the final proration factor should more than the Maximum Number be Tendered. In the event that any Shareholder acquires any additional Shares prior to the Tender of its Shares hereunder, all such additional Shares shall be subject to the terms of this Agreement. Notwithstanding the foregoing, no Shareholder shall be required to Tender Shares and, if such Shareholder has Tendered Shares, shall be permitted to withdraw its Shares, if this Agreement is terminated as set forth in Section 6.1 hereof.

     Section 1.2 Adjustment Upon Changes in Capitalization. In the event of any change in the Shares by reason of any stock dividends, split-ups, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Shares subject to this Agreement shall be appropriately adjusted.


                                   ARTICLE II

                                Related Matters
                                ---------------


     Section 2.1 Acquisition Transaction. The parties acknowledge that AHI would not have entered into the Merger Agreement without the concurrent execution of this Agreement and that each Shareholder and AHI would not have entered into this Agreement without the concurrent execution of the Merger Agreement.

     Section 2.2 Agreement to Vote. Subject to Section 6.1 hereof, each Shareholder agrees to vote all their shares set forth on Schedule A, at any meeting of shareholders, in favor of the Merger Agreement, the Merger and all transactions arising out of the Merger Agreement which require shareholder approval. The Shareholder's agreement to vote their shares shall include an agreement to execute written consents in lieu of a meeting.

                                  ARTICLE III

                                Representations
                       and Warranties of the Shareholders
                       ----------------------------------


     Each of the Shareholders, severally, and not jointly, hereby represents and warrants to AHI as follows:

     Section 3.1 Ownership of the Shares. Such Shareholder is the record or beneficial owner with full or shared voting power of the number of Shares set forth opposite such Shareholder's name on Schedule A hereto (which are all the Shares which such Shareholder so owns of record or beneficially), and at the time of Tender will have good title, and (subject to the provisions of Section
2.2 hereof) full voting power, with respect to all such Shares, free and clear of all liens, charges, encumbrances, equities, claims and options or other defects in title which may restrict such Shareholder's ability or authority to tender, sell, and deliver such Shares hereunder.

     Section 3.2 Authorization; Valid and Binding Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity). Except as set forth in the Merger Agreement, no consent or approval or any court, federal or state governmental agency, or any other person or entity is required in connection with the execution and consummation of the transactions contemplated by this Agreement to permit each to carry out its obligations hereunder.

     Section 3.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will constitute a violation of, or conflict with, or constitute a default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound or any judgment, decree or order applicable to such Shareholder.

                                  ARTICLE IV

                              Representations and
                               Warranties of AHI
                               -----------------


          AHI hereby represents and warrants to the Shareholders as follows:

          Section 4.1 Authorization; Valid and Binding Agreement. AHI has all requisite corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized by all necessary corporate action on the part of AHI. This Agreement has been duly and validly executed and delivered by AHI, and constitutes a valid and binding obligation of AHI, enforceable against AHI in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principle of equity including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

          Section 4.2 Securities Matters. AHI is acquiring the Shares for its own account and not with a view to the public distribution thereof and will not offer to sell or otherwise dispose of the Shares acquired in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE V

                                   Covenants
                                   ---------

          Section 5.1 Other Transactions. Each Shareholder agrees severally, and for itself only, that, prior to the termination of this Agreement, such Shareholder shall not engage in any action or omission that would have the effect of preventing or disabling such Shareholder from Tendering its Shares to AHI. Without limiting the foregoing and except as provided in this Agreement, until the termination of this agreement such Shareholder agrees not to sell or transfer, or agree to sell or transfer, any of the Shares provided, however, that a Shareholder may transfer his or her Shares to a person, partnership, trust, or other entity so long as such person or entity agrees in writing to be bound by the terms, provisions and conditions of this Agreement. Upon such transfer, the transferor shall be released from the terms of this Agreement with regard to such transferred Shares.

                                  ARTICLE VI

                                  Termination
                                  -----------


          Section 6.1 Termination. This Agreement shall terminate automatically upon the occurrence of any of the following: (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement for any reason, (iii) any time following the public announcement by any person of an offer to acquire at least a majority of the outstanding Shares which the Shareholder reasonably believes is likely to be consummated and offers a higher economic value to the Shareholder than the Offer and where the Shareholder gives notice to AHI of such termination, or (iv) the Company Board (as defined in the Merger Agreement) shall withdraw, modify or change in a manner adverse to Purchaser, its recommendation set forth in Section 2.2(a)(i)(A) of the Merger Agreement, provided that the Company Board shall have received an opinion of counsel that the Company Board is required to so withdraw, modify or change such recommendation in the exercise of its fiduciary duties.

          Section 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement (including, without limitation, the voting agreement set forth herein) shall forthwith become void and have no effect, without liability on the part of any party or its trustees, partners, beneficiaries, directors, officers, and shareholders or affiliates. Nothing contained in this Article VI shall relieve any party from liability for any material breach of this Agreement or the Offer.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------


          Section 7.1 Expenses. Each of the parties hereto will pay all fees and expenses it incurs in connection with this Agreement, including without limitation the fees and expenses of its financial and legal advisors. Each Shareholder represents and warrants to AHI that such Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

          Section 7.2 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of AHI and the Shareholders in this Agreement or in any instrument delivered by AHI and the Shareholders pursuant to this Agreement shall not survive the consummation of the Merger.

          Section 7.3  Assignment; Parties in Interest.  Except as permitted by
Section 5.2 hereof or as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

          Section 7.4 Entire Agreement; Amendments. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to its subject matter. There are no representations, warranties, agreements, promises, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all the parties. Any condition to a party's obligations hereunder may be waived in writing by such party.

          Section 7.5 Notices. All notices, claims, certificates, requests, demands and other communications ("Notices") required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon receipt of the telecopy confirmation when telecopied, upon receipt if sent by a nationally recognized overnight courier service or two
(2) business days after being mailed (registered or certified mail, postage prepaid, return receipt requested), addressed as follows:

          (a)  If to AHI, to:

               1075 Hawthorn Drive
               Itasca, Illinois  60143
               Telecopy: (708) 775-7509
               Attention: Daniel H. Bushell

               With copies to:

               Weil, Gotshal & Manges
               100 Crescent Court
               Dallas Texas  75201-6950
               Telecopy: (214) 746-4777
               Attention:  Lawrence D. Stuart, Jr.

               and:

               Wingate Partners, L.P.
               750 North St. Paul Street
               Suite 1200
               Dallas, Texas  75201
               Attention:  Thomas W. Sturgess

          (b) If to the Shareholders, to each Shareholder at the address set forth on their respective signature page to this Agreement:

               With copies to:

               Altheimer & Gray
               10 South Wacker Drive
               Suite 4000
               Chicago, Illinois  60606
               Telecopy (312) 715-4800
               Attention:  Phillip Gordon

or to such other address as the person to whom Notice is to be given may have previously furnished to the other in writing in the manner set forth above.

     Section 7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 7.7 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 7.8 Counterparts; Headings. This Agreement may be executed simultaneously in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. The article and section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 7.9 Remedies. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

     Section 7.10 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective agreement to tender and vote contemplated by this Agreement.

     Section 7.11 Exculpation. Notwithstanding anything to the contrary contained herein, with respect to Shareholders which are partnerships or trusts, there shall be no personal liability hereunder on any partners or trustees with respect to the terms, conditions, representations, warranties or covenants contained in this Agreement. AHI shall look solely to such Shareholder and not to any partners or trustees of those Shareholders for the satisfaction of all remedies which AHI may have hereunder.
                                    [*****]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              ASSOCIATED HOLDINGS, INC.



                              By: _______________________________________
                                    Title: ______________________________

                      [Signatures continued on next pages]

FISHMAN FAMILY
INVESTMENT PARTNERSHIP



By: /s/ Joan Fishman
   --------------------------------
   Joan Fishman, General Partner

Address:



/s/ Phillip Gordon
- -----------------------------------
Phillip Gordon, not personally,
but as Trustee of the Joan
Fishman Charitable Remainder
Trust u/a/d 2/1/95

Address:

JEROLD A. HECKTMAN
FAMILY INVESTMENT
PARTNERSHIP



By: /s/ Jerold A. Hecktman               /s/ Jerold A. Hecktman
   --------------------------------      --------------------------------
   Jerold A. Hecktman,                   Jerold A. Hecktman
   General Partner

Address:                                 Address:



/s/ Phillip Gordon
- -----------------------------------
Phillip Gordon, not personally,
but as Trustee of the Jerold
and Ruth Hecktman Charitable
Remainder Trust u/a/d 2/1/95

Address:

MELVIN L. HECKTMAN
FAMILY INVESTMENT
PARTNERSHIP



By: /s/ Melvin L. Hecktman               /s/ Melvin L. Hecktman
   --------------------------------      --------------------------------
   Melvin L. Hecktman,                   Melvin L. Hecktman
   General Partner

Address:                                 Address:



MLH INVESTMENT PARTNERSHIP              /s/ Phillip Gordon
                                        --------------------------------
                                        Phillip Gordon, not
                                        personally, but as
By: /s/ Melvin L. Hecktman              Trustee of the Melvin and Judith
   --------------------------------     Hecktman Charitable
   Melvin L. Hecktman,                  Remainder Trust
   Managing General Partner             u/a/d 2/1/95

Address:

                                        Address:

MILLS FAMILY
INVESTMENT PARTNERSHIP



By: /s/ Barbara Mills
   ------------------------------
   Barbara Mills,
   General Partner

Address:



    /s/ Phillip Gordon
- ---------------------------------
Phillip Gordon, not personally,
but as Trustee of the Barbara
Mills Charitable Remainder Trust
u/a/d 2/1/95

Address:

WOLF FAMILY
INVESTMENT PARTNERSHIP



By: /s/ Barbara Wolf
   -------------------------------
   Barbara  Wolf Savage,
   General Partner

Address:



    /s/ Phillip Gordon
- ----------------------------------
Phillip Gordon, not personally,
but as Trustee of the Barbara
Wolf Savage Charitable Remainder
Trust u/a/d 2/1/95

Address:

    /s/ Joel D. Spungin                 JOEL D. SPUNGIN
- ----------------------------------      INVESTMENT PARTNERSHIP
Joel D. Spungin



    /s/ Marilyn G. Spungin                 By: /s/ Joel D. Spungin
- ----------------------------------         ---------------------------
Marilyn G. Spungin                         Joel D. Spungin,
                                           Partner



    /s/ Debra A. Spungin                    /s/ Marc A. Spungin
- ----------------------------------      ------------------------------
Debra A. Spungin                        Marc A. Spungin


    /s/ Steven M. Spungin
- ----------------------------------
Steven M. Spungin




    /s/ Phillip Gordon                      /s/ Marilyn G. Spungin
- ----------------------------------      ------------------------------
Phillip Gordon, not personally,         Marilyn G. Spungin, not
but as Trustee of the Joel D.           personally, but as Co-
Spungin Charitable Remainder            Trustee of the Joel D.
Trust u/a/d 11/15/90                    Spungin Family Trust
                                        u/a/d 11/15/90



                                            /s/ Robert B. Scadron
                                        ------------------------------
                                        Robert B. Scadron, not
                                        personally, but as Co-
                                        Trustee of the Joel D.
                                        Spungin Family Trust
                                        u/a/d 11/15/90


                                            /s/ Phillip Gordon
                                        ------------------------------
                                        Phillip Gordon, not
                                        personally, but as
                                        Trustee of the Joel and
                                        Marilyn Spungin
                                        Charitable
                                        Remainder Trust u/a/d
                                        2/1/95

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ Douglas K. Chapman                                         28,000
- ---------------------------------
Douglas K. Chapman
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016


    /s/ Doreen Chapman                                              7,000
- ---------------------------------
Doreen Chapman
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ E. David Coolidge III                                      20,000
- ---------------------------------
E. David Coolidge III
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ Ira A. Eichner                                             9,175
- ---------------------------------
Ira A. Eichner
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016


    /s/ Barbara Eichner                                            1,000
- ---------------------------------
Barbara Eichner
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ Jeffrey K. Hewson                                          32,750
- ---------------------------------
Jeffrey K. Hewson
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ David R. Smith                                            107,644
- ----------------------------------
David R. Smith
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016


    /s/ David R. Smith                                             10,000
- ----------------------------------
David R. Smith as Trustee of the
Trust u/a/d/ December 21, 1993 for
the benefit of Kareen Kanaga.



    /s/ George L. Smith                                              same
- ----------------------------------
George L. Smith as Trustee of the
Trust u/a/d/ December 21, 1993 for
the benefit of Kareen Kanaga.


    /s/ George L. Smith                                            56,347
- ----------------------------------
George L. Smith as Trustee of the
Trust under Article Fourth of the
Will of Joan P. Smith.


    /s/ George L. Smith                                             1,000
- ----------------------------------
George L. Smith as Custodian under
the Uniform Gift to Minors Act for
the Benefit of Colleen M. Smith.


    /s/ George L. Smith                                             1,000
- ----------------------------------
George L. Smith as Custodian under
the Uniform Gift to Minors Act for
the Benefit of Maureen E. Smith.

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ Jack Twyman                                                 1,000
- ---------------------------------
Jack Twyman
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                   SCHEDULE A
                                   ----------

                   Shareholder                            Number of
                   -----------                             Shares
                                                          ---------
Fishman Family Investment Partnership                       586,134

Joan Fishman Charitable Remainder Trust u/a/d                50,000
2/1/95

Jerold A. Hecktman Family Investment Partnership            902,795

Jerold A. Hecktman                                            4,385

Jerold and Ruth Hecktman Charitable Remainder               200,000
Trust u/a/d 2/1/95

Melvin Hecktman                                               6,667

Melvin L. Hecktman Family Investment Partnership            203,835

Melvin and Judith Hecktman Charitable Remainder              80,000
Trust u/a/d 2/1/95

MLH Investment Partnership                                  863,670

Mills Family Investment Partnership                         533,197

Barbara Mills Charitable Remainder Trust u/a/d               50,000
2/1/95

Wolf Family Investment Partnership                          921,057

Barbra Wolf Savage Charitable Remainder Trust               133,333
u/a/d 2/1/95

Joel D. Spungin                                             101,468

Joel and Marilyn Spungin Charitable Remainder                33,333
Trust u/a/d 2/1/95

Joel D. Spungin Investment Partnership                        1,000

Joel D. Spungin Family Trust                                 57,682

Marilyn G. Spungin                                            7,648

Debra A. Spungin                                              4,856

Marc A. Spungin                                               4,868

Steven M. Spungin                                             4,856
                                                          ---------
                             Total                        4,750,784